                                                                    EXHIBIT 10.1
                                  AMENDMENT ONE

                               TO CREDIT AGREEMENT

                  This Amendment One is dated as of June 25, 1997 and is made among MONRO MUFFLER BRAKE, INC. (the "Borrower"), THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank, N.A.) and FLEET BANK (the "Lenders"), and THE CHASE MANHATTAN BANK as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                            STATEMENT OF THE PREMISES

                  The Borrower, the Lenders and the Agent previously entered into a Credit Agreement dated as of February 7, 1996 (the "Credit Agreement"). The Borrower has requested that the Lenders increase the amount of the "Commitments" under the Credit Agreement, extend the "Revolving Credit Termination Date" under the Credit Agreement, and amend the calculation of the "Performance Ratio" under the Credit Agreement. The Lenders are willing to do so upon certain conditions.

                           STATEMENT OF CONSIDERATION

                  Accordingly, in consideration of the premises, and under the authority of Section 5-1103 of the New York General Obligations Law, the parties hereto agree as follows.

                                    AGREEMENT

         1. DEFINED TERMS. The terms "this Agreement", "hereunder" and similar references in the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. AMENDMENT. Effective as of June 25, 1997, upon the satisfaction of all conditions precedent specified in Section 3 hereof, the Credit Agreement is hereby amended as follows:

         2.1 Section 1.1 of the Credit Agreement is amended by changing the definitions of "COMMITMENT", "PERFORMANCE RATIO" and "REVOLVING CREDIT TERMINATION DATE" to read in their entirety as follows:

                  "COMMITMENT" means, with respect to each Lender, the separate obligation of such Lender to make Revolving Credit Loans under this Agreement in the following aggregate principal amount specified for such Lender, as such amount may be reduced pursuant to Section 2.08:

                           Chase:   $25,000,000

                           Fleet:   $25,000,000
                                    ===========

                           Total:   $50,000,000

                  "PERFORMANCE RATIO" means the ratio, computed (for both the numerator and denominator) as of the end of each fiscal quarter in respect of the Four Quarter Period which is coterminous with the end of such fiscal quarter, of (a) the average Consolidated Funded Debt for the preceding twelve months calculated using the month-end balance for each month, to (b) the Consolidated EBITDA for the Four Quarter Period then ended.

                  "REVOLVING CREDIT TERMINATION DATE" means March 31, 2000.

                  2.2 Section 8.02 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  Section 8.02 PERFORMANCE RATIO. The Borrower shall not permit the Performance Ratio to exceed 300%.

         3. CONDITIONS PRECEDENT TO EFFECTIVENESS. This Amendment One shall become effective when and only when the following conditions precedent shall have been fully satisfied:

                  3.1 The Lenders shall have received all the following documents, each document being in form and substance satisfactory to the Lenders and their counsel:

                           3.1.1  Counterparts of this Amendment One executed
by the Borrower, the Lenders and the Agent;

                           3.1.2  Notes to each Lender dated as of the date
hereof in face amounts equal to the corresponding total of the increased Commitments of each Lender, whereupon the existing Notes dated February 7, 1996 shall be marked cancelled and returned to the Borrower and shall be of no further force and effect.

                           3.1.3  A Secretarial Certificate of the Borrower
which certifies, among other things, that an attached extract of resolutions of the Board of Directors of the Borrower approving this Amendment One is true and complete; and

                           3.1.4 An opinion of counsel to the Borrower in
substantially the form annexed hereto as Exhibit 1.

                  3.2 The Borrower shall pay the reasonable legal fees and disbursements of counsel to the Lenders incurred in connection with the preparation and closing of this Amendment One.

         4. EFFECT ON THE CREDIT AGREEMENT. Except as specifically amended above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         5. EXECUTION IN COUNTERPARTS. This Amendment One may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment One to be executed and delivered by their respective representatives thereunto duly authorized, as of the date first above written.

         BORROWER                            Monro Muffler Brake, Inc.

                                            By /s/ CATHERINE D'AMICO
                                              ---------------------------------
                                              Name: Catherine D'Amico
                                             Title:  Chief Financial Officer
                                                     and Senior Vice President

         LENDERS:                           THE CHASE MANHATTAN BANK

                                            By /s/ PHILIP M. HENDRIX
                                              ---------------------------------
                                            Name: Philip M. Hendrix

                                            Title: Vice President

                                            FLEET BANK

                                            By /s/ JEFFREY S. HOLMES
                                              ---------------------------------
                                            Name: Jeffrey S. Holmes

                                            Title: Vice President

         AGENT:                             THE CHASE MANHATTAN BANK,
                                            as Agent

                                            By /s/ PHILIP M. HENDRIX
                                              ---------------------------------
                                              Name:  Philip M. Hendrix
                                               Title:  Vice President